Exhibit 4.5
ML Number: 241539

MERRILL LYNCH
PROTOTYPE DEFINED
CONTRIBUTION PLAN AND TRUST

NON-STANDARDIZED

401(k) PROFIT SHARING PLAN

ADOPTION AGREEMENT
Letter Serial Number: M380275a
National Office Letter Date: 3/31/2008
This Adoption Agreement #004 and its related Base Plan Document #03 are important legal instruments with legal and tax implications. Merrill Lynch, Pierce, Fenner & Smith Incorporated does not provide legal or tax advice to the Employer. The Employer is urged to consult with its own attorney with regard to the adoption of this Plan and its suitability to its circumstances.
NOTE: In order to be recognized as a Prototype Plan maintained by the Sponsor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Employer must contribute and maintain at least 75% of Plan Year contributions and Trust Fund value with the Sponsor.

Protected Benefits
Vesting:
Any participant in the plan who was a participant in the NMHC plan as of May 1, 2008, shall not have his or her vested benefit as of May 1, 2008 reduced, eliminated or altered by any amendment to the plan to the extent protected by applicable law.
Any participant in the plan who was a participant in the NMHC plan as of May 1, 2008 and completes at least one of more years of service under the plan on or after such date, shall be subject to the following vesting schedule for matching and profit sharing contributions, whether made before or after the plan merger.
Less then 1 Year of Vesting Service is 0% Vested.
At least 1 Year of Vesting Service but less then 2 Years of Vesting Service is 20% Vested.
At least 2 Years of Vesting Service but less then 3 Years of Vesting Service is 40% Vested.
At least 3 Years of Vesting Service or more is 100% Vested.
Other Protected Benefits:
The National Medical Health Card Systems, Inc 401(k) Employee Savings Plan (the “NMHC plan”) was merged into this plan effective May 1, 2008.

i

Adoption of Plan
The Primary Employer named below hereby establishes or restates a profit sharing plan that includes an ☑ Elective Deferral, ☑ Profit Sharing, and/or ☐ Employee After-Tax plan feature (the “Plan”) by adopting the Merrill Lynch Prototype Defined Contribution Plan and Trust Base Plan Document #03, as implemented by this Adoption Agreement #004.
Employer and Plan Information
Primary Employer Name: SXC Health Solutions, Inc.
The Primary Employer is (i) ☑ a member of a Code Section 414(b) and/or Code Section 414(c) controlled group; (ii) ☐ a member of a Code Section 414(m) affiliated service group, or (iii) ☐ none of the above.i
Business Address:	2441 Warrenville Road Suite 610 Lisle, IL 60532
Telephone Number: 630-268-3600
Primary Employer Taxpayer ID Number: 75-2578509
Primary Employer Taxable Year ends on: 12/31
Plan Name: SXC Health Solutions, Inc. 401(k) Plan
Plan Number: 001
Restatement Effective Date (if applicable): 01/01/2009, except as otherwise legally required or indicated herein (insert a date that is not earlier than the first day of the Plan Year in which the document is adopted).
Original Effective Date: 01/01/1997 (insert a date that is not earlier than the first day of the Plan Year in which the Plan is/was adopted).

[i]	Only entities treated as a single employer under Section 414 of the Internal Revenue Code may adopt this Plan. Generally, entities are treated as a single employer under Code Section 414 if they share 80% common ownership or if their operations are otherwise closely affiliated. The related employer rules are complex and legal advice should be sought before any entity other than the Primary Employer is permitted to adopt this Plan. Only an entity that is a member of the Primary Employer controlled group or affiliated service group may adopt this Plan.

Legal Names of Participating Employers:
SXC Health Solutions, Inc.
informedRx, Inc.
Health Business Systems, Inc.

Plan Administrator Name:	Plan Committee Under The SXC Health Solutions, Inc. 401(k) Plan

Plan Administrator Business Address:	2441 Warrenville Road
Suite 610
Lisle, IL 60532

Plan Administrator Telephone Number:	630-268-3600
Note: If this Plan is a continuation or an amendment of a prior plan, optional forms of benefits provided in the prior plan must be provided under this Plan, and should be listed on an Addendum attached to this Adoption Agreement, unless permissibly eliminated or restricted under the terms of this Plan and IRS regulations or guidance.

ARTICLE I. Definitions
A.	“Compensation”
(1)	Plan Compensation means (select (a), (b) or (c)):
☑ (a)	amount reported in the “Wages Tips and Other Compensation” Box on Form W-2 and paid during the Plan Year (as defined in Section 1.20 of the Base Plan Document).

☐ (b)	amount reported pursuant to Code Section 3401(a) and paid during the Plan Year (as defined in Section 1.20 of the Base Plan Document).

☐ (c)	compensation for Code Section 415 safe-harbor purposes paid during the Plan Year (as defined in Section 1.20 of the Base Plan Document).
Plan Compensation shall exclude the following (select all that apply):

non-Profit	Employer
Sharing	Nonelective
Contributions*	Contributions**

☐	☐	(d)	fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation, and welfare benefits.

☐	☐	(e)	overtime.

☐	☐	(f)	bonuses.

☐	☐	(g)	commissions.

☐	☐	(h)	amounts in excess of $____ (insert any number).

☑	☑	(i)	other (specify the type of compensation to be excluded):
severance pay, company car, employee business expense, moving expense, and other noncash fringe benefits.
Note: A Plan which selects any exclusion (e)-(i) above may require satisfaction of nondiscriminatory compensation requirements under Internal Revenue Section Code 414(s) (Demo 9), and may not be integrated with Social Security if any of those items are selected in the Employer Nonelective Contributions column. If necessary to satisfy Demo 9, the exclusions indicated above will be included as Plan Compensation, as necessary, solely in an amount necessary to satisfy such compensation testing.

Plan Compensation shall include the following (select (j), if applicable and (k) or (l)):

non-Profit	Employer
Sharing	Nonelective
Contributions*	Contributions**

Included	☑	(j)	Elective Contributions (as defined in Section 1.30 of the Base Plan Document). (Note: Elective Contributions will be excluded with regard to Employer Nonelective Contributions if this option is not checked.)

☑	☑	(k)	Compensation earned during the Plan Year in which the Participant enters the Plan

☐	☐	(l)	Compensation earned after the Participant’s initial Entry Date

*	For this section only, non-Profit Sharing Contributions are defined to include Elective Deferral, Employee After-Tax, Matching, Qualified Matching and Safe Harbor Matching Contributions. All other references to non-Profit Sharing Contributions are defined to include all contributions other than Profit Sharing and Prevailing Wage Contributions.

**	Employer Nonelective Contributions include Profit Sharing, Prevailing Wage and Safe Harbor Nonelective Contributions.

(2)	Testing Compensation (as defined in Section 1.104 of the Base Plan Document) means option (a), (b), or (c) as selected in (1) above, and excluding the following (select all that apply):
☐ (a)	fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation, and welfare benefits.

☐ (b)	Elective Contributions (as defined in Section 1.30 of the Base Plan Document).

☐ (c)	Compensation earned before the Participant’s initial Entry Date.
(3)	415 Limitation Compensation (as defined in Section 1.1 of the Base Plan Document): means option (a), (b), or (c) as selected in (1) above.
B.	“Computation Period”

To determine Years of Service and Breaks in Service for purposes of eligibility, Computation Periods occurring after the initial Computation Period as defined in Section 1.21 of the Base Plan Document shall be the succeeding 12-month periods commencing with (select one):
☐ (1)	the first anniversary of the Employee’s employment commencement date.

☐ (2)	the first Plan Year which commences prior to the first anniversary of the Employee’s employment commencement date.

☑ (3)	not applicable, the Plan uses elapsed time method to determine all eligibility service.
C.	“Disability”

Disability shall mean a condition which results in the Participant’s (select one):
☐ (1)	inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.
Note: The exception from the early distribution tax of Code Section 72(t) may not apply to a distribution made on account of a “Disability” unless the definition used is that as defined in this option C(1).
☐ (2)	total and permanent inability to meet the requirements of the Participant’s customary employment which can be expected to last for a continuous period of not less than 12 months.

☑ (3)	qualification for Social Security disability benefits.

☐ (4)	qualification for benefits under the Employer’s long-term disability plan.
D.	“Early Retirement Age”
(1)	Early Retirement Age (select one):
☐ (a)	shall be permitted.

☑ (b)	shall not be permitted.
(2)	If D(1)(a) above is elected, Early Retirement Age shall mean (select one):
☐ (a)	attained age ____ (insert any age less than Normal Retirement Age).

☐ (b)	attained age ____ (insert any age less than Normal Retirement Age) and completed ____ Years of Service (insert any number that is no greater than the number of Years of Service that is otherwise needed to be 100% vested under the Plan).

☐ (c)	attained age ____ (insert any age less than Normal Retirement Age) and completed ____ Years of Service as a Participant (insert any number that is no greater than the number of Years of Service that is otherwise needed to be 100% vested under the Plan).

E.	“Eligible Employees”

General Rule:

It is expressly intended that, regardless of any elections below, an individual not treated as a common law employee by the Primary Employer or an Affiliate on its payroll records is to be excluded from Plan participation even if a court or administrative agency later determines that such individual is a common law employee and not an independent contractor. (select one):
☐ (1)	All Employees of the Primary Employer and participating Employers are eligible to participate in the Plan.

☑ (2)	All Employees are eligible to participate in the Plan except for the following Employees (select all that apply):
☐ (a)	Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more Employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or Employers, unless the bargaining agreement provides for participation in the Plan.

☑ (b)	Non-resident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

☑ (c)	Employees of an Affiliate that is not a participating Employer.

☑ (d)	Leased Employees, as defined in Section 1.58 of the Plan.

☑ (e)	Temporary Employees, as defined in Section 1.103 of the Plan.

☐ (f)	Employees employed in or by the following specified division, plant, location, job category or other identifiable individual or group of Employees. (This exclusion may be applied to specific plan features.) .
Note: The exclusion of specified job classifications may not impose conditions relating to age or service that must be satisfied by a Plan Participant. For example, part-time employees may not be excluded as a classification or job category of employees.
Note: The Plan’s definition of “Eligible Employees” merely identifies the Employees who may participate in the Plan and has no bearing on the identification of Employees who must be taken into account for coverage testing under Code Section 410(b) and the regulations thereunder.

F.	“Entry Date”
(1)	Entry Date shall mean (select one for each column, as applicable):

Elective Deferral
and/or Employee
After-Tax	Matching	Profit Sharing
Contributions	Contributions	Contributions

☑	☑	☐	(a) each business day of the Plan Year.

☐	☐	☐
(b)   the first day of the Plan Year coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document. If the Primary Employer elects this option (b) establishing only one Entry Date, the participation “age and service” requirements elected in Article II must be no more than age 201/2 and 1/2 of a Year of Service.

☐	☐	☑	(c) the first day of the month coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document.

☐	☐	☐
(d)   the first day of the Plan Year and the first day of the seventh month of the Plan Year coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document.

☐	☐	☐
(e)   the first day of the Plan Year, the first day of the fourth month of the Plan Year, the first day of the seventh month of the Plan Year, and the first day of the tenth month of the Plan Year coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document.

☐	☐	☐	(f) other: .

Note: Any date(s) inserted must meet the statutory entry dates as described in Section 1.43 of the Base Plan Document
(2)	Special Entry Date:

If this Plan is an amendment or restatement of an existing plan and the amendment effective date or Restatement Effective Date would not otherwise be an Entry Date in item (1) above, the amendment effective date or Restatement Effective Date (select one):

☐ (a)	shall be an Entry Date.

☑ (b)	shall not be an Entry Date.

☐ (c)	is not applicable, this is the initial Adoption Agreement.

G.	“Highly Compensated Employees”
(1)	Top-Paid Group Election

In determining who is a Highly Compensated Employee (select one):
☑ (a)	A top-paid group election is made. The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look-back year) with 415 Limitation Compensation in excess of $80,000 (as adjusted) for the look-back year (as defined in Section 1.50 of the Base Plan Document) is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year. An Employee is in the “top-paid group” for any year, if such Employee is in the group of Employees consisting of the top 20% of the includable Employees when ranked on the basis of 415 Limitation Compensation paid during such year.ii

☐ (b)	A top-paid group election is not made.
(2)	Calendar Year Data Election

In determining who is a Highly Compensated Employee (other than a 5% owner) (select one):
☐ (a)	A calendar year data election is made. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.

☐ (b)	A calendar year data election is not made.

☑ (c)	Not applicable, Plan Year is the calendar year.
Note: If both G(1)(a) and G(2)(a) are selected, the look-back year in determining the top-paid group shall be the calendar year beginning with or within the look-back year. Generally, a top-paid group election must apply consistently to the determination years of all plans of the Employer that begin with or within the same calendar year. A calendar year data election also must apply consistently to the determination years of all of the Employer’s plans that begin within the same calendar year.
H.	“Hours of Service”

Hours of Service shall be determined on the basis of the method specified below:
(1)	Eligibility Service

For purposes of determining whether an Eligible Employee has satisfied the participation requirements of Section 2.1 of the Base Plan Document, the following method shall be used (select one for each column, as applicable):

Elective Deferral and/or
Employee After-Tax	Matching	Profit Sharing
Contributions	Contributions	Contributions

☑	☑	☑	(a) elapsed time method.
☐	☐	☐	(b) hourly records method.

ii	Generally, in making this determination, the following Employees are excluded: Employees who have not completed 6 months of service, Employees who normally work less than 171/2 hours per week, Employees who normally work not more than 6 months during any year, Employees who have not attained age 21, non-resident aliens with no U.S.-source income and except to the extent provided in IRS regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer.

(2)	Vesting Service

All Elective Deferral Contributions, Employee After-Tax Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, ACP Test Safe Harbor Matching Contributions, and ADP Test Safe Harbor Contributions are always 100% vested. Unless Profit Sharing and/or Matching Contributions are fully vested when made (in accordance with Article IX of this Adoption Agreement), a Participant’s nonforfeitable interest in Profit Sharing Contributions and/or Matching Contributions (as applicable) made on his or her behalf shall be determined on the basis of the method specified below (select one as applicable):
☑ (a)	elapsed time method.

☐ (b)	hourly records method.
(3)	Hourly Records

For the purpose of determining Hours of Service under the hourly records method (choose one box for eligibility and one box for vesting, as applicable):

Eligibility	Vesting

☐	☐	(a)	only actual hours for which an Employee is paid or entitled to payment shall be counted.

☐	☐	(b)	an Employee shall be credited with 45 Hours of Service if under Section 1.51 of the Base Plan Document such Employee would be credited with at least 1 Hour of Service during the week.
I.	“Limitation Year”

For purposes of Code Section 415, the Limitation Year shall be (select one):
☑ (1)	the Plan Year.
☐ (2)	the calendar year.
☐ (3)	the 12 consecutive month period ending on the day of the month of .
J.	“Normal Retirement Age”

Normal Retirement Age shall be (select one):
☑ (1)	attainment of age 65 (not more than 65) by the Participant.
☐ (2)	attainment of age (not more than 65) by the Participant or if later, the anniversary (not more than the 5th) of the earlier of the first day on which the Eligible Employee performed an Hour of Service or the first day of the Plan Year in which the Eligible Employee became a Participant.
☐ (3)	attainment of age (not more than 65) by the Participant or the anniversary (not more than the 5th) of the first day of the Plan Year in which the Eligible Employee became a Participant, whichever is later.

K.	“Participant Directed Assets”

Participant Directed Assets are (select one):

non-Profit Sharing	Profit Sharing
Contributions	Contributions

☑	☑	(1)	permitted.

☐	☐	(2)	not permitted.
L.	“Plan Year”

The Plan Year, as defined in Section 1.78 of the Base Plan Document, shall be the period ending on the 31st day of December.
M.	“Predecessor Employer Service”

Predecessor Employer Service (as defined in Section 1.80 of the Base Plan Document) will be credited (select one):
☑ (1)	only as required by law.
☐ (2)	to include, in addition to the legal requirements and subject to the limitations set forth below, service with the following Predecessor Employer(s) determined as if such predecessors were the Employer: .
Service with such Predecessor Employer listed in this item (2) applies (select (a), (b) or (c), as applicable; (d) is only available in addition to (a), (b) and/or (c)):
☐ (a)	for purposes of eligibility to participate;
☐ (b)	for purposes of vesting;
☐ (c)	for purposes of contribution allocation;
☐ (d)	except for the following service: (insert a description of any disregarded service).
N.	“Top-Heavy Ratio”

If the adopting Employer maintains or has ever maintained a qualified defined benefit plan, for purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

Interest rate: % (insert a reasonable interest rate)

Mortality table: (insert a reasonable mortality table)

O.	“Valuation Date”

Valuation Date shall mean (select one for each column, as applicable):

non-Profit Sharing	Profit Sharing
Contributions	Contributions

☑	☑	(1)	each business day.
☐	☐	(2)	the last business day of each month.
☐	☐	(3)	the last business day of each quarter within the Plan Year.
☐	☐	(4)	the last business day of each semi-annual period within the Plan Year.
☐	☐	(5)	the last business day of the Plan Year.
☐	☐	(6)	other: (insert a frequency that occurs at least once during a Plan Year).
P.	“Years of Service”

For purposes of determining whether an Eligible Employee has satisfied the participation requirements of Article II of this Adoption Agreement, the following method shall be used for determining Years of Service if the Hourly Records Method is selected under Article I H or Article VIII B(1)(a) of this Adoption Agreement. An Eligible Employee shall be credited with one Year of Service (select one):
☐ (1)	immediately following completion of 1000 Hours of Service.
☐ (2)	on the last day of the Computation Period in which the Participant completes 1000 Hours of Service.

ARTICLE II. Participation
General Participation Requirements
An Eligible Employee must meet the following requirements to become a Participant (select one or more for each column from A-E below and, if desired, F, as applicable):

Elective Deferral
and/or Employee		Profit
After-Tax	Matching	Sharing
Contributions	Contributions	Contributions

☐	☐	☐	A.	Performance of one Hour of Service.

☐	☐	☐	B.	Attainment of age (maximum 20 1/2) and completion of (not more than 1/2) Year(s) of Service. If this item is selected, no Hours of Service shall be counted.

☑			C.	Attainment of age 21 (maximum 21) and completion of N/A Year(s) of Service (not to exceed 1 year).

	☑		D.	Attainment of age 21 (maximum 21) and completion of N/A Year(s) of Service (not to exceed 2 years). If more than 1 Year of Service is selected, the immediate 100% vesting schedule must be selected in Article IX of this Adoption Agreement.

		☑	E.	Attainment of age 21 (maximum 21) and completion of 1/2 Year(s) of Service (not to exceed 2 years). If more than 1 Year of Service is selected, the immediate 100% vesting schedule must be selected in Article IX of this Adoption Agreement.

☐	☐	☐	F.	Each Employee who is an Eligible Employee will be deemed to have satisfied the participation requirements as of (insert any date) without regard to such Eligible Employee’s actual age and/or service.

ARTICLE III. Elective Deferral, Employee After-Tax and Rollover Contributions
Note: Department of Labor regulations require the contribution of Elective Deferral Contributions and Employee After-Tax Contributions to the Trust as soon as possible and no later than the 15th business day of the month following the month in which (i) the Participant’s contribution amounts are received by the Employer (in the case of amounts that a Participant or Beneficiary pays to an Employer) or (ii) such amounts would otherwise have been payable to the Participant in cash (in the case of amounts withheld by an Employer from a Participant’s wages).
A.	Elective Deferral Contributions (select all that apply):
☑ (1)	Elective Deferral Contributions are permitted under the Plan and may be made by a Participant in a dollar amount or a percentage of the Participant’s Plan Compensation, as specified by the Participant in his or her Elective Deferral Election, which may not exceed 30% of his or her Plan Compensation.
The Elective Deferral Contributions will consist of (select one):

☐ (a)	Pre-Tax Contributions only.

☑ (b)	Pre-Tax and Roth Contributions.
☐ (2)	Elective Deferral Election limit for Highly Compensated Employees. If elected and in lieu of the limit set forth in A(1), a Highly Compensated Employee may make an Elective Deferral Election that may not exceed % of his or her Plan Compensation.

Note: If item A(2) is selected, the inserted election limit percentage must be less than the percentage inserted in A(1) above.

☐ (3)	Separate Bonus Election — With respect to bonuses, such dollar amount or percentage as specified by the Participant in his or her Elective Deferral Election with respect to such bonus.

☑ (4)	Catch-up Contributions (select one):
☑ (a)	shall apply.

☐ (b)	shall not apply.
☐ (5)	Elective Deferral Contributions are not permitted under the Plan.
B.	Automatic Programs for Elective Deferral Contributions (as defined in Section 3.4.1(B) of the Base Plan Document):
(1)	Automatic Enrollmentiii of Elective Deferral Contributions (select one):
☑ (a)	An automatic enrollment feature shall apply. (if selected, complete (i) and (ii) below):
(i)	Applicability (select (A) and/or (B)):
☑ (A)	In the absence of an election made by an Eligible Employee to the contrary within such time period as established by the Plan Administrator, a Participant shall be deemed to have elected a Pre-Tax Contribution of 3% of his or her Plan Compensation.

☐ (B)	In the absence of an election made by an Eligible Employee to the contrary within such time period as established by the Plan Administrator, a Participant shall be deemed to have elected a Roth Contribution of % of his or her Plan Compensation.
(ii)	Eligibility:

The automatic enrollment feature shall apply to (select one):
☐ (A)	Eligible Employees hired on or after .

☑ (B)	all Eligible Employees either hired on or after 08/16/2007 or who have never enrolled to make Elective Deferral Contributions.

iii	Automatic enrollment is sometimes referred to as a negative election.

☐ (b)	Automatic enrollment shall not apply.
(2)	Automatic Increase of Elective Deferral Contributions (select one):
☐ (a)	An automatic increase feature shall apply. (if selected, complete (i), (ii), (iii), (iv) and (v) below):
(i)	Applicability (select one):
☐ (A)	Pre-Tax Contributions only.

☐ (B)	Roth Contributions only.
(ii)	Eligibility: The automatic increase feature shall apply to (select one):
☐ (A)	all Eligible Employees who select this feature.

☐ (B)	all Eligible Employees who do not waive out of this feature.

☐ (C)	all Eligible Employees whose rate of Elective Deferral Contributions is less than the maximum rate listed in (iv) below.

☐ (D)	all Eligible Employees who are automatically enrolled in the Plan and any other Participant who selects this feature.

☐ (E)	all Eligible Employees who are automatically enrolled in the Plan, all Eligible Employees whose rate of Elective Deferral Contributions is less than the maximum rate listed in (iv) below, and any other Participant who selects this feature.
(iii)	Timing: If applicable, the rate of the Elective Deferral Contributions shall be increased during the month of (select one):
☐ (A)	(enter month).
If (B), (C), (D), or (E) is selected in B.(2)(a)(ii) above, a Participant’s Pre-Tax Contribution
☐ 1	will not automatically increase in the first year the Participant is automatically enrolled in the Plan during the month(s) prior to the month in (A) above.

☐ 2	will automatically increase in the first year.
☐ (B)	the anniversary of the Participant’s enrollment in the automatic increase feature, unless the Participant selects otherwise.

☐ (C)	a Participant’s salary increase as provided in the Plan’s administrative procedure.
(iv)	Value:
☐ (A)	Increase % of Plan Compensation each time an increase is applicable, to a maximum of % (unless the Participant selects otherwise).

☐ (B)	Increase by the percentage selected by the Participant.
(v)	Frequency: An increase will be made:
☐ (A)	every year unless the Participant selects otherwise.

☐ (B)	every two years unless the Participant selects otherwise.

☐ (C)	every three years unless the Participant selects otherwise.
☑ (b)	Automatic increase shall not apply.
C.	Employee After-Tax Contributions (select all that apply).
☐ (1)	Employee After-Tax Contributions are permitted under the Plan and may be made by a Participant in an amount equal to a dollar amount or a percentage of the Participant’s Plan Compensation, as specified by the Participant in his or her Employee After-Tax Contribution Election, which may not exceed % of his or her Plan Compensation.

☐ (2)	After-Tax Election limit for Highly Compensated Employees. If elected and in lieu of the limit set forth in C(1), a Highly Compensated Employee may make an After-Tax Election that may not exceed % of his or her Plan Compensation.

Note: If item C(2) is selected, the inserted election limit percentage must be less than the percentage inserted in C(1) above.

☐ (3)	Separate Bonus Election — With respect to bonuses, such dollar amount or percentage as specified by the Participant in his or her Employee After-Tax Election with respect to such bonus.

☑ (4)	Employee After-Tax Contributions are not permitted under the Plan.
D.	Rollover Contributions

Rollovers from Other Plans and IRAs: In addition to pre-tax distributions from a qualified plan described in Code Section 401(a) or 403(a) or a Conduit IRA containing these assets, the Plan, if an Eligible Rollover Distribution, (select one for each row):

Will	Will Not
Accept	Accept

☐	☑	(1)	distributions of employee after-tax contributions from a qualified plan described in Code Section 401(a) or 403(a), provided that such amounts are transferred in a direct trustee-to-trustee transfer described in Code Section 402(c)(2)(A).

☑	☐	(2)	pre-tax distributions from an annuity contract described in Code Section 403(b).

☑	☐	(3)	pre-tax distributions from an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

☑	☐	(4)	pre-tax distributions from an individual retirement account or annuity described in Code Section 408(a) or (b) (including distributions from individual retirement accounts described in Code Section 408(k) (“SEP”)).

☐	☑	(5)	distributions from a simple retirement account described in Code Section 408(p) that are eligible to be rolled over and are made after the 2-year period beginning on the date such individual first participated in such simple retirement account that are otherwise includible in gross income.

☑	☐	(6)	Roth distributions from a qualified plan described in Code Section 401(a).
Participant Rollover Contributions (including direct Rollover Contributions in accordance with Code Section 401(a)(31)), shall be subject to the Plan Administrator’s determination that such amounts meet the requirements for Rollover Contributions.

E.	Making and Modifying an Election

An Eligible Employee shall be entitled to increase, decrease or resume his or her Elective Deferral Contributions and/or Employee After-Tax Contributions with the following frequency during the Plan Year (select one):
☐ (1)	annually.

☐ (2)	semi-annually.

☐ (3)	quarterly.

☐ (4)	monthly.

☑ (5)	other (specify): daily (insert any period that is more frequent than annually).
Any such increase, decrease or resumption shall be effective as of the first payroll period coincident with or next following the first day of each period set forth above. A Participant may completely discontinue making Elective Deferral Contributions and/or Employee After-Tax Contributions at any time and such discontinuance shall be effective as of the first payroll period that begins after notice is provided to the Plan Administrator.

ARTICLE IV. Matching Contributions
This Article IV is effective only if Elective Deferral and/or Employee After-Tax Contributions are permitted under the Plan.
A.	Contribution and Allocation Formula (select all that apply):
☐ (1)	Discretionary Contributions:

If selected below, the Primary Employer may, in its sole discretion, determine the Discretionary Matching Contribution applicable to all Employers equal to such a dollar amount or percentage of Elective Deferral and/or Employee After-Tax Contributions, as determined by the Primary Employer, which shall be allocated (select all that apply):
☐ (a)	in an amount equal to a discretionary percentage or amount of each Participant’s Elective Deferral and/or Employee After-Tax Contributions to be determined by the Employer for each Plan Year.

☐ (b)	based on the ratio of each Participant’s Elective Deferral and/or Employee After-Tax Contributions for the Plan Year to the total Elective Deferral and/or Employee After-Tax Contributions of all Participants for the Plan Year. If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):
☐ (i)	$ for each Participant.

☐ (ii)	% of each Participant’s Plan Compensation.
☐ (c)	in an amount up to % or $ of each Participant’s first % or $ of Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions. If any Matching Contribution remains, such amount shall be allocated to each such Participant in an amount up to % or $ of the next % or $ of each Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions. If any Matching Contribution remains after the application of the preceding sentence, such amount shall be allocated to each such Participant in an amount up to % or $ of the next % or $ of each Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions.

Any remaining Matching Contribution shall be allocated to each such Participant in the ratio that such Participant’s Elective Deferral and/or Employee After-Tax Contributions bear to the total Elective Deferral and/or Employee After-Tax Contributions of all such Participants.

If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):
☐ (i)	$ for each Participant.

☐ (ii)	% of each Participant’s Plan Compensation.

☑ (2)	Nondiscretionary Contributions:

If selected below, the Employer shall make Nondiscretionary Matching Contributions in an amount equal to (select all that apply):
☐ (a)	% of each Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions. If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):
☐ (i)	$ for each Participant.

☐ (ii)	% of each Participant’s Plan Compensation.
☑ (b)	in an amount equal to 50% or $ of the first 5% or $ of the Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions, % or $ of the next % or $ of the Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions, and % or $ of the next % or $ of the Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions.

If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):
☐ (i)	$ for each Participant.

☐ (ii)	% of each Participant’s Compensation.
(3)	Matching Calculation Period: The time interval that will be used to determine the amount of the Matching Contributions shall be (select one):
☐ (a)	each payroll period.

☑ (b)	the Plan Year.
Note: If Plan Year is selected and the funding frequency is more frequent than annually, additional contributions (i.e. true-up contributions) shall be required after the last day of the Plan Year.

(4)	Matched Contributions: Elective Deferral and/or Employee After-Tax Contributions indicated in Article III shall be eligible for Matching Contributions as indicated below (select all that apply):

Discretionary	Nondiscretionary
Matching Contribution	Matching Contribution
Formula	Formula

☐	☑	(a) Elective Deferral Contributions.

☐	☐	(b) Employee After-Tax Contributions.
(c)	If more than one item in (a) or (b) is selected above, the Elective Deferral and Employee After-Tax Matching Contributions formula will be applied (select one, if applicable):
☐ (i)	concurrently as a separate formula for each feature.

☐ (ii)	cumulatively as a single formula for both features.

B.	Participants Eligible for Matching Contribution Allocation

The following Participants shall be eligible for an allocation to their Matching Contributions Account (select one):
☑ (1)	Payroll Basis Matching Contributions — Any Participant who makes Elective Deferral and/or Employee After-Tax Contributions during the payroll period of reference.

☐ (2)	Annual Plan Year-end Matching Contribution — Any Participant who makes Elective Deferral and/or Employee After-Tax Contributions during the Plan Year and who satisfies the following requirements (select all that apply):
☐ (a)	was employed during the Plan Year.

☐ (b)	was credited with at least (no more than 1000) Hours of Service during the Plan Year, regardless of employment status on the last day of the Plan Year

☐ (c)	was employed on the last day of the Plan Year.

☐ (d)	was on a leave of absence on the last day of the Plan Year.

☐ (e)	during the Plan Year died or became disabled while an Employee or terminated employment after attaining Early or Normal Retirement Age.

☐ (f)	was credited with at least 501 Hours of Service and was employed on the last day of the Plan Year.

☐ (g)	was credited with at least 1000 Hours of Service and was employed on the last day of the Plan Year.

ARTICLE V. Profit Sharing Contributions and Account Allocation
A.	Profit Sharing Contributions

The Profit Sharing Contributions shall be (select one):
☑ (1)	an amount, if any, as determined by the Employer, for each Participant eligible to share in the allocation for a Plan Year.

☐ (2)	% of the Plan Compensation of each Participant eligible to share in the allocation for a Plan Year.
B.	Allocation of Contributions to Profit Sharing Contribution Accounts (select one):
☑ (1)	Non-Integrated Allocation (select one):
☑ (a)	The Profit Sharing Contributions Account of each Participant eligible to share in the allocation for a Plan Year shall be credited with a portion of the contribution, plus any forfeitures, if forfeitures are reallocated to Participants, equal to the ratio that the Participant’s Plan Compensation for the Plan Year bears to the Plan Compensation for that Plan Year of all Participants eligible to share in the contribution.

☐ (b)	A Profit Sharing Contribution may be allocated in an amount of $ for each Participant eligible to share in the allocation for a Plan Year, on a (specify period, such as weekly, monthly, quarterly, etc.) basis.
☐ (2)	Integrated Allocation Formulas.
(a)	Allocation Formula (select one):
☐ (i)	Two-Step Integrated Allocation

☐ (ii)	Four-Step Integrated Allocation
(b)	The “Integration Level” shall be (select one):
☐ (i)	the Taxable Wage Base.

☐ (ii)	$ (a dollar amount less than the Taxable Wage Base).

☐ (iii)	% of the Taxable Wage Base (not to exceed 99%).

☐ (iv)	20% of the Taxable Wage Base.

☐ (3)	Special Allocation Methods (select one):
☐ (a)	Super-Integrated Allocation

For each Participant eligible to share in the allocation for a Plan Year, contributions to Profit Sharing Contributions Accounts with respect to a Plan Year, plus any forfeitures, if forfeitures are reallocated to Participants, shall be allocated to the Profit Sharing Contributions Account of each eligible Participant as follows:
(i)	an amount equal to a percentage of each Participant’s Plan Compensation for the Plan Year;

(ii)	plus an amount equal to a percentage of each Participant’s Plan Compensation for the Plan Year in excess of the Super-Integration level (defined below).

Note: If this Plan is Top-Heavy, each eligible Participant employed on the last day of the Plan Year will be allocated a Top-Heavy minimum contribution up to 3% of 415 Limitation Compensation in accordance with Section 4.4.3 of the Base Plan Document.

For purposes of (ii) above, the Super-Integration level shall be (select one):
☐ (A)	$ (a dollar amount less than the Compensation Limit under Code Section 401(a)(17).

☐ (B)	% of the Compensation Limit under Code Section 401(a)(17) (not to exceed 100%).

☐ (C)	% of the Taxable Wage Base (not to exceed 100%).
☐ (b)	Allocation by Classification of Participants :

The Profit Sharing Account of an Eligible Participant who is a member of a classification of Participants shall be credited with a portion of the contribution made for that classification, plus any forfeitures, if forfeitures are reallocated to Participants, equal to the ratio of that Eligible Participant’s Plan Compensation for the Plan Year as it bears to the Plan Compensation of all Eligible Participants in that classification for that Plan Year. “Eligible Participant” means a Participant who is eligible to share in the allocation of contributions with respect to the Plan Year of reference. The allocation formula applies to the following classifications of Participants (select one):
☐ (i)	Non-Highly Compensated Employees and Highly Compensated Employees.

☐ (ii)	Other: Specify groups by category of participant, including both HCEs and NHCEs on or before the due date of the Employer’s tax return for the year of allocation through written instructions from the Primary Employer to the Plan Administrator or Trustee.
Note: The specific categories of participants should be such that resulting allocations are provided in a definite predetermined formula that complies with Treas. Reg. 1.401-1(b) (1) (ii). The number of allocation rates must not exceed the maximum allowable number of allocation rates. Highly Compensated Employees may each be in separate allocation groups. Eligible Non-highly Compensated must be grouped using allocation rates specified in plan language. The grouping of eligible Non-highly Compensated Employees must be done in a reasonable manner and should reflect a reasonable classification in accordance with Treas. Reg. 1.410(b)-4(b). Also, standard interest rate and standard mortality table assumptions in accordance with Treas. Reg. 1.401(a) (4)-12 must be used when testing the Plan for satisfaction of nondiscrimination requirements. In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Treas. Reg. 1.401(k)-1(a) (6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method.

☐ (c)	Age-based Allocation:

The Employer will allocate the Employer contributions, plus any forfeitures, if forfeitures are reallocated to Participants, in the same ratio that each Participant’s Benefit Factor for the Plan Year bears to the sum of the Benefit Factors of all Participants for the Plan Year. A Participant’s Benefit Factor is his or her Plan Compensation for the Plan Year multiplied by the actuarial factor required by the Internal Revenue Service.
(i)	Interest rate: % (must be between 7.5% and 8.5%)

(ii)	Mortality table:
C.	Participants Eligible for Profit Sharing Contribution Allocation

A Participant who satisfies any of the following requirements shall be eligible for an allocation of a Profit Sharing Contribution (select all that apply):
☐ (1)	was employed during the Plan Year.
Note: Item C(1) must be selected if Profit Sharing Contributions are allocated on a periodic basis during the Plan Year.
☐ (2)	was credited with at least (no more than 1000) Hours of Service during the Plan Year, regardless of employment status on the last day of the Plan Year.

☑ (3)	was employed on the last day of the Plan Year.

☐ (4)	was on a leave of absence on the last day of the Plan Year.

☐ (5)	during the Plan Year died or became disabled while an Employee or terminated employment after attaining Early or Normal Retirement Age.

☐ (6)	was credited with at least 501 Hours of Service and was employed on the last day of the Plan Year.

☐ (7)	was credited with at least 1000 Hours of Service and was employed on the last day of the Plan Year.

ARTICLE VI. Prevailing Wage Contributions
A.	Prevailing Wage Contributions (as defined in Section 3.13 of the Base Plan Document) (select one):
☐ (1)	shall be made pursuant to the contract(s) listed in Appendix A and shall:
☐ (a)	be considered a QNEC.

☐ (b)	not be considered a QNEC.
☑ (2)	shall not be made.
B.	Prevailing Wage Offset

The Prevailing Wage Contribution made on behalf of a Participant for the Plan Year will (select one if A(1) is selected above):
☐ (1)	Offset the amount allocated or contributed on behalf of such Participant under Article V for the Plan Year.

☐ (2)	Not offset the amount allocated or contributed on behalf of such Participant under Article V for the Plan Year.
ARTICLE VII. ADP Test and ACP Test
A.	Actual Deferral Percentage Test and Actual Contribution Percentage Test Election

The ADP Test of Section 3.4.2 (B) of the Base Plan Document and the ACP Test under Section 3.5 (A) of the Base Plan Document shall be applied using the ADP and ACP of Non-Highly Compensated Employees for the (select one):
☐ (1)	current Plan Year effective for Plan Years beginning on and after .

☑ (2)	immediately preceding Plan Year.
Note: An election to use the current Plan Year data may not be changed unless (1) the Plan has been using the current year testing method for the preceding 5 Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (2) the Plan otherwise meets one of the requirements of IRS Notice 98-1 (or superseding guidance) for changing from the current year testing method. Legal advice should be obtained prior to changing a current year data election under this Article.

Note: If the Safe Harbor CODA option Article VIII is selected, the ADP Test and ACP Test will not be applicable unless otherwise required.
B.	First Plan Year Elections (ADP)

For purposes of Section 3.4.2(B), the ADP for Non-Highly Compensated Employees for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions (if this Plan is not a successor plan) (select one):
☐ (1)	shall be the Plan Year ADP.

☐ (2)	shall be 3%.

☑ (3)	is not applicable.
C.	First Plan Year Elections (ACP)

For purposes of Section 3.5(A), the ACP for Non-Highly Compensated Employees for the first Plan Year the Plan permits any Participant to make Employee After-Tax and/or Matching Contributions (if this Plan is not a successor plan) (select one):
☐ (1)	shall be the Plan Year ACP.

☐ (2)	shall be 3%.

☑ (3)	is not applicable.

ARTICLE VIII. Safe Harbor
A.	Safe Harbor Contributions

The Safe Harbor Method CODA provisions of Section 3.14 of the Base Plan Document:
☐ (1)	apply.

☑ (2)	do not apply.
B.	Safe Harbor Contribution Participation Requirements

The Safe Harbor Contribution participation requirements are (select one):
☐ (1)	Attainment of age (maximum 21) and completion of Year of Service (not to exceed 1 year).

If 1 Year of Service is selected, Hours of Service for eligibility purposes shall be based on (select one):
☐ (a)	hourly records method.

For the purpose of determining Hours of Service, (select one):
☐ (i)	only actual hours for which an Employee is paid or entitled to payment shall be counted.

☐ (ii)	an Employee shall be credited with 45 Hours of Service if under Section 1.51 of the Base Plan Document such Employee would be credited with at least 1 Hour of Service during the week.
☐ (b)	elapsed time method.
☐ (2)	Same as Elective Deferral Contributions (see Article II).
Note: The Hours of Service method selected to determine eligibility for Elective Deferral Contributions under Article I H.(1) shall apply to determine eligibility for Safe Harbor Contributions unless there is a 1 Year of Service requirement.

C.	Safe Harbor Contribution Eligibility

The Safe Harbor Contribution eligibility will be (select one):
☐ (1)	Only Non-Highly Compensated Participants.

☐ (2)	All Participants.
D.	ADP/ACP Test Safe Harbor Contributions

The Employer contribution used to satisfy the Safe Harbor provision (select one):
☐ (1)	Basic Matching Contributions

The Employer shall make Basic Matching Contributions equal to 100% of the first 3% of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions and 50% of the next 2% of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions and shall be based upon (select one):
☐ (a)	each payroll period.

☐ (b)	the Plan Year.
☐ (2)	Enhanced Matching Contributions

The Employer shall make Enhanced Matching Contributions equal to % of the first % of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions, % of the next % of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions, and % of the next % of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions and shall be based upon (select one):

☐ (a)	each payroll period.

☐ (b)	the Plan Year.
Note: The blanks in (2) above must be completed so that, at any rate of Elective Deferral Contributions, the Matching Contribution is at least equal to the contribution that would otherwise be made under (1) above (the Basic Safe Harbor Matching Contribution). Additionally, the rate of match cannot increase as Elective Deferral Contributions increase. Finally, if Matching Contributions are made with respect to Elective Deferral Contributions that exceed 6% of Eligible Participants’ Plan Compensation, the Plan will not meet the requirements for the ACP Test Safe Harbor provisions and an ACP Test would have to be performed.
☐ (3)	Safe Harbor Nonelective Contributions
☐ (a)	The Employer will make a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to % (at least 3%) of the Eligible Participant’s Plan Compensation for the Plan Year.

☐ (b)	The Employer may make a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to % (at least 3%) of the Eligible Participant’s Plan Compensation for the Plan Year.
Note: The Safe Harbor Nonelective Contribution cannot be allocated on an integrated basis.
Note: If Plan Year is selected in (1) or (2) above and the funding frequency is more frequently than annually, a “true-up” contribution shall be required after the last day of the Plan Year. Additionally, if this Plan does not satisfy the notification, contribution and vesting requirements of a Safe Harbor plan, then no subsequent Safe Harbor Contributions will be made for that Plan Year and ADP and/or ACP testing may be required for that Plan Year.
E.	☐	If checked, the ADP/ACP Test Safe Harbor Contributions will be made to the following Defined Contribution Plan of the Employer:
ARTICLE IX. Vesting
A.	Employer Contribution Accounts
(1)	A Participant shall have a vested percentage in his or her Matching Contribution and Profit Sharing Contribution Account(s), if applicable, in accordance with the following schedule (select one for each column as applicable):

Matching	Profit Sharing
Contributions	Contributions

☐	☐	(a)	100% vesting immediately upon participation.

☑		(b)	100% after 3 (not more than 3) years of Vesting Service.

	☑	(c)	100% after 3 (not more than 5) years of Vesting Service.

☐	☐	(d)	Graded vesting schedule:
%	%		immediately upon participation;
%	%		after 1 year of Vesting Service;
%	%		after 2 years of Vesting Service;
%	%		after 3 years of Vesting Service;
%	%		after 4 years of Vesting Service;
%	%		after 5 years of Vesting Service;
100%	%		after 6 years of Vesting Service;
100%	100%		after 7 years of Vesting Service.
Note: the vesting schedule that applies to (1) Matching Contributions must satisfy either a 3-year cliff vesting schedule in A. (1)(b) or a “2-to-6- year graded vesting schedule” in A. (1)(d) and (2) Profit Sharing Contributions must satisfy either a 5-year cliff vesting schedule in A. (1)(c) or a “3-to-7- year graded vesting schedule” in A. (1)(d). See Section 4.1.3 of the Base Plan Document for the definitions of a “2-to-6- year graded vesting schedule” and a “3-to-7- year graded vesting schedule”.

(2)	EGTRRA Vesting for Matching Contributions

The elections below represent the vesting schedule for Matching Contributions as elected in the good faith EGTRRA amendment.
(a)	Applicability: An amendment to change the vesting schedule for Matching Contributions under EGTRRA (select one):
☑ (i)	was not required.

☐ (ii)	was required (select this option if, as of the end of the 2001 Plan Year, the Plan had Matching Contributions).
(b)	Effective Date for Vesting of Matching Contributions: If a vesting schedule was selected in (2)(a)(ii) above, the EGTRRA vesting schedule:
(i)	for Active Participants as of the first day of the 2002 Plan Year (select one):
☐ (A)	applied to Matching Contributions allocated for Plan Years beginning after December 31, 2001.

☐ (B)	applied to all Matching Contributions, including Matching Contributions accrued prior to the Plan Year beginning after December 31, 2001.
(ii)	for a Participant who does not have an Hour of Service in a Plan Year beginning after 2001, (select one):
☐ (A)	shall not apply to Matching Contributions allocated or accrued in Plan Years beginning before the first day of the Plan Year beginning in 2002.

☐ (B)	shall apply to all Matching Contributions, including Matching Contributions allocated or accrued in Plan Years beginning before the first day of the Plan Year beginning in 2002.
(3)	Early Retirement Vesting

Upon attainment of Early Retirement Age (if selected in Article I.D(2)), a Participant (select one):
☐ (a)	shall

☐ (b)	shall not
become 100% vested solely due to attainment of Early Retirement Age.

B.	Allocation of Forfeitures

Forfeitures, if any, shall be (select one from each applicable column):

Matching	Profit Sharing
Contributions	Contributions

☐	☐	(1)
first, used to reduce Employer contributions; second, any remaining forfeitures shall be used to offset the Plan’s administrative costs; and third, any remaining forfeitures shall be allocated to Participants.

☑	☑	(2)
first, used to offset the Plan administrative costs; second, any remaining forfeitures shall be used to reduce Employer contributions; and third, any remaining forfeitures shall be allocated to Participants.

☐	☐	(3)	allocated to Participants in accordance with the applicable formula elected by the Employer.
C.	Vesting Service

For purposes of determining Years of Service for Vesting Service (select (1) or (2) and/or (3)):
☑ (1)	All Years of Service shall be included.

☐ (2)	Years of Service before the Participant attained age 18 shall be excluded.

☐ (3)	Service with the Employer prior to the effective date of the Plan shall be excluded.
ARTICLE X. Withdrawals, Distributions and Loans
A.	In-Service Withdrawals

In-Service Withdrawals are (select one):
☑ (1)	permitted and may be made from any of the Participant’s vested Accounts, at any time upon or after the occurrence of the following events (select one):
☑ (a)	a Participant’s attainment of age 59 1/2 (no lower than 591/2).

☐ (b)	January 1 of the calendar year in which the Participant attains age 701/2.
☐ (2)	not permitted (subject to Section 5.7.3 of the Base Plan Document).
B.	Hardship Distributions

Hardship Distributions are (select one):
☑ (1)	permitted and shall be made from the vested portion of a Participant’s Accounts (other than his or her Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, QVEC Account, earnings accrued after December 31, 1988 on the Participant’s Elective Deferral Contributions, or Safe Harbor Contributions under Section 3.14 as provided in Section 5.9.1 of the Base Plan Document.

☐ (2)	not permitted.
C.	Cash-Out of Small Amounts
(1)	Value of Account Balance to be Cashed-Out (select one):
☑ (a)	If the value of the Participant’s nonforfeitable Account Balance as so determined is $5,000.00 (not to exceed $5,000) or less, the Plan shall distribute the Participant’s entire nonforfeitable Account Balance.

☐ (b)	The Plan shall not distribute the Participant’s nonforfeitable Account Balance until such time as the Participant requests a distribution.

(2)	Rollovers Disregarded in Involuntary Cash-outs: For purposes of Section 5.6.1 of the Base Plan Document, the value of a Participant’s nonforfeitable Account Balance shall (select one):
☐ (a)	include

☑ (b)	exclude
the portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).
D.	Forms of Distributions
(1)	In addition to the distribution form in Section 6.1.1 and 6.1.2 of the Base Plan Document (select one):
☑ (a)	installments are offered as an optional form of benefit.

☐ (b)	installments are not offered as an optional form of benefit.
(2)	Distributions shall be made (select one):
☐ (a)	in cash.

☑ (b)	in cash or in-kind.
E.	Loans

Loans from the following designated sources are (select one, as applicable):

non-Profit Sharing	Profit Sharing
Contributions	Contributions

☑	☑	(1)	permitted
☐	☐	(2)	not permitted
ARTICLE XI. Trust
☐	If this item is checked, the Employer elects to establish a Group Trust consisting of such Plan assets as shall from time to time be transferred to the Trustee pursuant to Article X of the Base Plan Document. The Trust Fund shall be a Group Trust consisting of assets of this Plan plus assets of the following plans of the Primary Employer or of an Affiliate:

______________

______________

______________

______________
ARTICLE XII. Miscellaneous
A.	Identification of Sponsor

The address and telephone number of the Sponsor’s authorized representative is PO Box 1510, Pennington, New Jersey 08534-1510; 800-434-6945. This authorized representative can answer inquiries regarding the adoption of the Plan, the intended meaning of any Plan provisions, and the effect of the opinion letter.

The Sponsor will inform the Primary Employer of any amendments made to the Plan or the discontinuance or abandonment of the Plan. In order to receive notification, the Primary Employer hereby agrees to promptly notify the Sponsor at the address indicated above of any change in company contact, business address, or intent to terminate use of the Merrill Lynch Prototype Plan.

B.	Plan Registration
(1)	Initial Registration

This Plan must be registered with the Sponsor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in order to be considered a Prototype Plan by the Sponsor. Registration is required so that the Sponsor is able to provide the Administrator with documents, forms and announcements relating to the administration of the Plan and with Plan amendments and other documents, all of which relate to administering the Plan in accordance with applicable law and maintaining compliance of the Plan with the law.

The Primary Employer and all participating Employers must sign and date the Adoption Agreement. Upon receipt and acceptance by Merrill Lynch, Pierce, Fenner & Smith Incorporated of the Adoption Agreement, the Plan will be registered as a Prototype Plan of Merrill Lynch, Pierce, Fenner & Smith Incorporated. An authorized representative will countersign the Adoption Agreement and a copy of the countersigned Adoption Agreement will be returned to the Primary Employer. Countersignature of the Adoption Agreement acknowledges receipt of the Adoption Agreement by Merrill Lynch, Pierce, Fenner & Smith Incorporated, but does not represent that the Sponsor has reviewed or assumes responsibility for the provisions selected within the Adoption Agreement. Merrill Lynch, Pierce, Fenner & Smith Incorporated reserves the right to reject any Adoption Agreement.

(2)	Registration Renewal

Annual registration renewal is required in order for the Primary Employer to continue to receive any and all necessary updating documents. The Sponsor reserves the right to charge a registration renewal fee and change such fee from time to time. The Sponsor will notify the Primary Employer of any registration renewal fee and of any change to such registration renewal fee.
C.	Prototype Replacement Plan

This Adoption Agreement is a replacement prototype plan for (1) Merrill Lynch Prototype Defined Contribution Plan — Non-Standardized 401(k) Profit Sharing Plan Adoption Agreement # 03-004.

D.	Reliance

Each Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Code § 401 only to the extent provided in Rev. Proc. 2005-16, 2005-10 I.R.B.

Each Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Rev. Proc. 2005-16, 2005-10 I.R.B.

In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

E.	Plan Document

This Adoption Agreement may only be used in conjunction with the Merrill Lynch Prototype Defined Contribution Plan and Trust Base Plan Document #03.

F.	Proper Completion of Adoption Agreement

Failure to properly fill out this Adoption Agreement may result in the failure of the Plan to qualify under Internal Revenue Code Section 401(a). Each participating Employer and its independent legal and tax advisors are responsible for the adoption and qualification of this Plan and any related tax consequences.

PRIMARY EMPLOYER’S SIGNATURE
The undersigned hereby adopts the Plan and Trust

Name of the Primary Employer:	SXC Health Solutions, Inc.

/s/ Jeff Park

Authorized Signature

Jeff Park

Print Name

EVP, Finance & CFO

Title
Dated: October 30, 2009
PARTICIPATING EMPLOYER(S) SIGNATURE(S)
The undersigned hereby adopts the Plan and Trust.

Name of Affiliate

1.	informedRx, Inc.	Authorized Signature:	/s/ Jeff Park
			Print Name:	Jeff Park
			Title:	EVP, Finance & CFO
			Date:	10-30-09

2.	Health Business Systems, Inc.	Authorized Signature:	/s/ Jeff Park
			Print Name:	Jeff Park
			Title:	EVP, Finance & CFO
			Date:	10-30-09

3.		Authorized Signature:
Print Name:
Title:
Date:

4.		Authorized Signature:
Print Name:
Title:
Date:

Name of Affiliate

5.		Authorized Signature:
Print Name:
Title:
Date:

6.		Authorized Signature:
Print Name:
Title:
Date:

7.		Authorized Signature:
Print Name:
Title:
Date:

8.		Authorized Signature:
Print Name:
Title:
Date:

9.		Authorized Signature:
Print Name:
Title:
Date:

10.		Authorized Signature:
Print Name:
Title:
Date:

Only an Affiliate may adopt this Plan. The Plan may only be adopted or restated by a duly authorized person on behalf of the Primary Employer and as permitted by the Primary Employer. By adopting this Plan, each participating Employer delegates to the Primary Employer the authority to amend the Plan.
TO BE COMPLETED BY MERRILL LYNCH:
Sponsor Acknowledgement:
Subject to the terms and conditions of the Prototype Plan and this Adoption Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Prototype Sponsor acknowledges receipt of this Adoption Agreement.
Authorized Signature: /s/ Robert S. Kaplan

MERRILL LYNCH BANK & TRUST CO., FSB AS TRUSTEE
To be completed by Merrill Lynch Bank & Trust Co., FSB:
Acceptance By Trustee:
The undersigned hereby accept all of the terms, conditions, and obligations of appointment as Trustee under the Plan, Trust and this Adoption Agreement. If the Primary Employer has selected a Group Trust in this Adoption Agreement, the undersigned Trustee(s) shall be the Trustee(s) of the Group Trust.

SEAL	Bank of America N. A Successor by Merger to MERRILL LYNCH BANK & TRUST CO., FSB, as Trustee
	By:	/s/ A. Scott Roberto
A. Scott Roberto/Trust Officer

Dated: November 6, 2009

THIS APPENDIX DOES NOT APPLY
APPENDIX A: PREVAILING WAGE CONTRACTS
Appendix to the            pursuant to Section 3.13 of the Base Plan Document #03;
I.	Eligible Employees

The Employer will make Prevailing Wage Contributions on behalf of: (Enter all applicable provisions for Participation in this Prevailing Wage feature.)

II.	Prevailing Wage Contributions and Allocation

The amount of the Prevailing Wage Contribution according to the applicable law and contract described herein shall be:

III.	Vesting
☐ A.	100% vesting immediately upon Participation in the Prevailing Wage.

☐ B.	Vesting schedule
☐ (1)	100% after years of Vesting Service.

☐ (2)	graded vesting schedule:
%	immediately upon participation;

%	after 1 year of Vesting Service;

%	after 2 years of Vesting Service;

%	after 3 years of Vesting Service;

%	after 4 years of Vesting Service;

%	after 5 years of Vesting Service;

%	after 6 years of Vesting Service;

100%	after 7 years of Vesting Service.
Note: III.B. (1) and (2) may only be completed using years or percentages, as applicable, that are compliant with Code Section 411 at all relevant times.

THIS APPENDIX DOES NOT APPLY
APPENDIX B: COLLECTIVELY BARGAINED EMPLOYEES
Appendix to the            pursuant to Section 3.1.11 of the Base Plan Document #03;
Notwithstanding any provision of the Plan to the contrary, for contributions made under the Plan on behalf of Employees covered by a collective bargaining agreement where Plan benefits were the subject of good faith bargaining, the provisions of the Plan as otherwise reflected in the Base Plan Document and the Adoption Agreement shall apply to all such Employees, unless otherwise specified below.

THIS APPENDIX DOES NOT APPLY
APPENDIX C: PARTICIPATING EMPLOYERS
Participating Employers of the
SXC Health Solutions, Inc. 401(k) Plan
List participating employers.

THIS APPENDIX DOES NOT APPLY
APPENDIX D: MONEY PURCHASE PENSION PLAN MERGER OR AMENDMENT APPENDIX TO THE SXC
Health Solutions, Inc. 401 (k) Plan
The provisions of this Appendix D shall apply to the portion of a Participant’s Account that is attributable to the amount transferred from a money purchase pension plan (the “Transferor Plan”) as a result of an amendment of the Transferor Plan and merger of the Transferor Plan with this Plan. Furthermore, as a result of such merger, no further money purchase pension plan contributions shall be made. (Nonelective employer contributions shall be made only if and to the extent otherwise provided in the Adoption Agreement.) All amounts attributable to the Transferor Plan (including earnings and losses thereon) shall be separately accounted for under this Plan and subject to the further provisions of this Appendix D.
I.	Vesting/Retirement
A.	Vesting

A Participant shall have a vested percentage in his or her Account attributable to amounts transferred from the Transferor Plan, if applicable, in accordance with the following (select one):
☐ (1)	100% vesting immediately upon the effective date of the merger of the Transferor Plan with this Plan.

☐ (2)	the Transferor Plan’s vesting schedule, which, immediately prior to the effective date of the merger, was as follows:
☐ (a)	100% after years of Vesting Service.

☐ (b)	graded vesting schedule:
%	immediately upon participation;

%	after 1 year of Vesting Service;

%	after 2 years of Vesting Service;

%	after 3 years of Vesting Service;

%	after 4 years of Vesting Service;

%	after 5 years of Vesting Service;

%	after 6 years of Vesting Service;

100%	after 7 years of Vesting Service;
Note: I.A. (2)(a) and (b) may only be completed using years or percentages, as applicable, that are compliant with Code Section 411 at all relevant times.
☐ (3)	the Plan’s Profit Sharing Contribution vesting schedule, as specified in Article IX of the Adoption Agreement.

☐ (4)	the Plan’s Matching Contribution vesting schedule, as specified in Article IX of the Adoption Agreement.

Note: If the vesting schedule applicable to the amounts attributable to the Transferor Plan is amended due to completion of this Section I., the provisions of Section 11.1.4 of the Base Plan Document shall apply.
B.	Early Retirement Age
(1)	Early Retirement Age for assets transferred from the Money Purchase Plan (select one):
☐ (a)	shall be subject to the provisions under Article I D of this Plan (may be no less generous than Early Retirement Age under the Money Purchase Plan).

☐ (b)	shall be subject to the Early Retirement Age provisions of the Money Purchase Plan.

☐ (c)	shall not be permitted.

(2)	If Early Retirement was permitted under the Money Purchase Plan, Early Retirement Age meant (select one, if applicable):
☐ (a)	attained age .

☐ (b)	attained age and completed Years of Service.

☐ (c)	attained age and completed Years of Service as a Participant.

☐ (d)	other: (insert provision from prior plan).
(3)	Upon attainment of Early Retirement Age, a Participant (select one, if applicable):
☐ (a)	shall

☐ (b)	shall not
become 100% vested solely due to attainment of Early Retirement Age.
C.	Normal Retirement Age
(1)	Normal Retirement Age for assets transferred from the Money Purchase Plan (select one):
☐ (a)	shall be subject to the provisions under Article I J of this Plan (may be no less generous than the Normal Retirement Age under the Money Purchase Plan).

☐ (b)	shall be subject to the Normal Retirement Age provisions of the Money Purchase Plan.
(2)	Normal Retirement Age under the Money Purchase Plan was (select one, if applicable):
☐ (a)	attainment of age (not more than 65).

☐ (b)	attainment of age (not more than 65) by the Participant or if later, the anniversary (not more than the 5th) of the earlier of the first day on which the Eligible Employee performed an Hour of Service or the first day of the Plan Year in which the Eligible Employee became a Participant.

☐ (c)	attainment of age (not more than 65) by the Participant or the anniversary (not more than the 5th) of the first day of the Plan Year in which the Eligible Employee became a Participant, whichever is later.

II.	Forfeitures

Any forfeitures attributable to the Transferor Plan after the effective date of the merger (“Transferor Plan forfeitures”) shall be (select one):
☐ A.	first, used to reduce Employer contributions; second, any remaining forfeitures shall be used to offset the Employer’s Plan administrative costs; and third, any remaining forfeitures shall be allocated to Participants.

☐ B.	first, used to offset the Employer’s Plan administrative costs; second, any remaining forfeitures shall be used to reduce Employer contributions; and third, any remaining forfeitures shall be allocated to Participants.

☐ C.	allocated to Participants in accordance with the applicable formula elected by the Employer.
III.	Election of Optional Forms/Application of Joint and Survivor Annuity Options

The amount of a Participant’s Account attributable to the Transferor Plan shall be subject to the provisions of Section 6.1.1 of the Base Plan Document and this Plan shall be treated as a transferee plan (and not as a Non-QJSA Profit Sharing Plan) solely with respect to that portion of the Participant’s Account for purposes of Code Sections 401(a)(11) and 417 and the regulations thereunder.
IV.	Distribution Options
A.	In-Service Withdrawals

In-Service Withdrawals are (select one):
☐ (1)	permitted and may be made from the Participant’s vested Account, at any time upon or after the January 1 of the calendar year in which the Participant attains age 701/2, or upon Normal Retirement Age, whichever is earlier.

☐ (2)	are not permitted (subject to Section 5.7.3 of the Base Plan Document).
B.	To the extent any optional form of benefit was available under the Transferor Plan and is protected by Code Section 411(d)(6), and the regulations issued thereunder, such optional form of benefit shall be available with respect to the portion of the Participant’s Account attributable to the amount from the Transferor Plan as provided in the Addendum to this Adoption Agreement.
V.	Loans
A.	The portion of a Participant’s Account attributable to the amount from the Transferor Plan (select one):
☐ (1)	shall be available for Plan loans in accordance with Section 5.8 of the Base Plan Document.

☐ (2)	shall not be available for Plan loans.
Note: To the extent the portion of a Participant’s Account from the Transferor Plan is available for a loan under Base Plan Document Section 5.8, such amount shall be subject to the Spousal consent requirements of Base Plan Document Section 5.8.2(C).

APPENDIX E: PPA ADDENDUM
Appendix to the SXC Health Solutions, Inc. 401(k) Plan
This amendment of the Plan is adopted to reflect certain provisions of the Pension Protection Act of 2006 (“PPA”). This amendment is intended as good faith compliance with the requirements of PPA and is to be construed in accordance with PPA and guidance issued thereunder. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment. The signature of the Primary Employer in this Adoption Agreement shall apply to this Appendix E if the Primary Employer is restating its plan to comply with Revenue Procedure 2005-16, 2005-10 I.R.B.
I.	General Effective Date

The general effective date of this Appendix E shall be (select one):
☑ A.	as of the first day of the first Plan Year beginning after December 31, 2006, except as otherwise provided in the following sections of this Appendix E.

☐ B.	as of the later of the first day of the first Plan Year beginning after December 31, 2006, except as otherwise provided in the following sections of this Appendix E or the date the Primary Employer has adopted this Prototype Plan.
II.	PPA Vesting
A.	Applicability
An amendment to change the vesting schedule for Profit Sharing Contributions under PPA (select one):
☐ (1)	is required, effective for plan years beginning on or after January 1, 2007, with respect to Profit Sharing Contributions as indicated in Section II B below.

☑ (2)	is not required.
B.	Vesting Schedule for Profit Sharing Contributions
For benefits accrued after the first day of the Plan Year that begins on or after January 1, 2007, the vesting schedule for Profit Sharing Contributions is amended by completing this section II B. The provisions of Section 11.1.4 of the Plan shall apply.
Note: The vesting percentage selected must be not less (with respect to any number of years of Vesting Service) than the vesting percentage applicable under Article IX of the Adoption Agreement (with respect to such number of years of Vesting Service).
☐ (1)	100% vesting immediately upon participation.

☐ (2)	100% after (not more than 3) years of Vesting Service.

☐ (3)	Graded vesting schedule:
% immediately upon participation;

% after 1 year of Vesting Service;

% after 2 years of Vesting Service (not less than 20% unless 100% after 3 years);

% after 3 years of Vesting Service (not less than 40%);

% after 4 years of Vesting Service (not less than 60%);

% after 5 years of Vesting Service (not less than 80%);

100% after 6 years of Vesting Service.

C.	Old Money
Participants who do not complete an Hour of Service in a Plan Year beginning after December 31, 2006 shall be subject to the vesting schedule in effect on the day they terminated. Active Employees as of the first day of the first Plan Year beginning after December 31, 2006 may have all benefits that accrued prior to the first day of the first Plan Year beginning after December 31, 2006 (“old money”) to be subject to either the vesting schedule in effect prior to the amendment, or the new vesting schedule selected above. For active employees (select one):
☐ (1)	old money shall be subject to the old vesting schedule.

☐ (2)	old money shall be subject to the new vesting schedule.
D.	Money Purchase Plan Merger or Amendment
The vesting schedule for the portion of a Participant’s Account that is attributable to the amount transferred from a money purchase pension plan (the “Transferor Plan”) to this Plan shall (select one):
☐ (1)	apply and (select one):
☐ (a)	follow the Plan’s Profit Sharing vesting schedule, as specified in Article II B above.

☐ (b)	remain under the vesting schedule in effect prior to the merger, as specified in Appendix D. I. A.
☑ (2)	not apply.
III.	QACA
A.	Applicability
☐ (1)	effective (“Effective Date”) (insert a date that is: (1) no earlier than the date that this amendment is dated below and (2) no earlier than the first day of the first Plan Year beginning after December 31, 2007).

☑ (2)	does not apply
B.	QACA Automatic Deferrals
(1)	Amount and Eligibility
(a)	Qualified Percentage of Plan Compensation
The form and amount of the default deferral percentage shall be: (select one and insert an amount that is [or in the case of option (iii), select two amounts the sum of which are] at least 3% and not more than 10%):

Note: The QACA raises the minimum during subsequent years as selected in Section III.C.(2) below.
☐ (i)	a Pre-Tax Contribution equal to % of Plan Compensation.

☐ (ii)	a Roth Contribution equal to % of Plan Compensation.

☐ (iii)	a Pre-Tax Contribution equal to % of Plan Compensation and a Roth Contribution equal to % of Plan Compensation.
(b)	Eligibility
All Eligibile Employees on the Effective Date who have never made an affirmative election in the Pre-Tax features; Plus all future Eligible Employees (ineligible Employees on the Effective Date who never participated in the past and who become eligible in the future).

(2)	The QACA Employer Contribution eligibility will be (select one):
☐ (a)	only Non-Highly Compensated Participants.

☐ (b)	all Participants.
(3)	Default Investment :
C.	QACA Increase
Note: Increases will occur on the first day of each Plan Year or each anniversary of the Participant’s enrollment date (based upon the selection made in (a) or (b) under (C)(2) below).
(1)	Type of Contribution to be increased shall be (select one):
☐ (a)	Pre-Tax Contributions only.

☐ (b)	Roth Contributions only.
(2)	Contribution Percentage shall be
For purposes of this section, year is defined as (select one):
☐ (a)	the Plan Year (if selected, must enter a percentage for each year):

          % for the first year following automatic enrollment (must be at least 3% but not more than 10%);
          % for the second year following automatic enrollment (must be at least 4% but not more than 10%);
          % for the third year following automatic enrollment (must be at least 5% but not more than 10%);
          % for the fourth year following automatic enrollment (must be at least 6% but not more than 10%);
          % for the fifth year following automatic enrollment (must be at least 6% but not more than 10%);
          % for the sixth year following automatic enrollment (must be at least 6% but not more than 10%);
          % for the seventh year following automatic enrollment (must be at least 6% but not more than 10%);
          % for the eighth year and all subsequent years following automatic enrollment (must be at least 6% but not                more than 10%).

☐ (b)	the 12 month period ending on the anniversary of each Participant’s enrollment date (if selected, enter a percentage for each year):

          % for the first year following automatic enrollment (must be at least 4% but not more than 10%);
          % for the second year following automatic enrollment (must be at least 5% but not more than 10%);
          % for the third year following automatic enrollment (must be at least 6% but not more than 10%);
          % for the fourth year following automatic enrollment (must be at least 6% but not more than 10%);
          % for the fifth year following automatic enrollment (must be at least 6% but not more than 10%);
          % for the sixth year following automatic enrollment (must be at least 6% but not more than 10%);
          % for the seventh year following automatic enrollment (must be at least 6% but not more than 10%);
% for the eighth year and all subsequent years following automatic enrollment (must be at least 6% but not more than 10%).

D.	QACA Contributions
☐ (1)	QACA Matching Contributions
☐ (a)	Basic QACA Contribution
The Employer will make QACA Matching Contributions to the Account of each Eligible Participant in an amount equal to 100% of the first 1% and 50% of the next 2% through 6% of Plan Compensation deferred, and shall be accrued based upon (select one):
☐ (i)	each payroll period.

☐ (ii)	the Plan Year.
☐ (b)	Enhanced QACA Contribution
The Employer will make a QACA Matching Contribution to the Account of each Eligible Participant in an amount equal to (must be at least as generous as the Basic QACA Matching Contribution):

% of the first % of the Eligible Participant’s Plan Compensation contributed as Pre-Tax Contributions or Roth Contributions, as applicable, % of the next % of the Eligible Participant’s Plan Compensation contributed as Pre-Tax Contributions or Roth Contributions, as applicable, and % of the next % of the Eligible Participant’s Plan Compensation contributed as Pre-Tax Contributions or Roth Contributions, as applicable, and shall be accrued based upon (select one):
☐ (i)	each payroll period.

☐ (ii)	the Plan Year.
☐ (2)	QACA Nonelective Contribution
☐ (a)	The Employer may make a QACA Nonelective Contribution to the Account of each Eligible Participant in an amount equal to % (must be at least 3%) of Eligible Participant’s Plan Compensation for the Plan Year.

☐ (b)	The Employer will make a QACA Nonelective Contribution to the Account of each Eligible Participant in an amount equal to % (must be at least 3%) of Eligible Participant’s Plan Compensation for the Plan Year.
E.	Participation Requirements for QACA Contributions
☐ (1)	Same as Pre-Tax Contributions and/or Roth Contributions.

☐ (2)	Attainment of age (maximum 21) and completion of Year of Service (not to exceed 1 year).
If 1 Year of Service is selected, Hours of Service for eligibility purposes shall be based on (select one):
☐ (a)	hourly records method.
For the purpose of determining Hours of Service (select one):
☐ (i)	only actual hours for which an Employee is paid or entitled to payment shall be counted.

☐ (ii)	an Employee shall be credited with 45 Hours of Service if under Section 1.51 of the Base Plan Document such Employee would be credited with at least 1 Hour of Service during the week.
☐ (b)	elapsed time method.
Note: Entry Dates for QACA Contributions will be the same as Elective Deferrals.

F.	QACA Contribution Vesting Schedule
☐ (1)	100% vesting immediately upon participation.

☐ (2)	100% after 1 year of Vesting Service.

☐ (3)	100% after 2 years of Vesting Service.

☐ (4)	Graded vesting schedule: % Immediately; % after 1 year of Vesting Service; 100% after 2 years of Vesting Service.
IV.	Unwind Withdrawals
☐ A.	Apply
Effective (“Effective Date”)(insert a date that is not earlier than the first day of the Plan Year beginning after December 31, 2007).
☑ B.	Do Not Apply